UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2014

CrossAmerica Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Form of Indemnification Agreement. On October 20, 2014, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), approved a new form of standard indemnification agreement (each, an “Indemnification Agreement”) for use with each of the members of its Board and certain of its senior officers (the “Indemnitees”).

Pursuant to the Indemnification Agreements, the Partnership agrees to indemnify the Indemnitees against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the General Partner. The Indemnification Agreements provide indemnification in addition to the indemnification provided by the Limited Liability Company Agreement of the General Partner, the First Amended and Restated Agreement of Limited Partnership of the Partnership, each as amended, insurance and applicable law. Among other things, the Indemnification Agreements expressly provide indemnification for the Indemnitees for expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by each of them in connection with certain legal, administrative, regulatory or investigative proceedings (each, a “Proceeding”), subject to certain exclusions. The Indemnification Agreements also provide for indemnification of expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with a Proceeding in the right of the Partnership, but only if the Indemnitee is not finally adjudged to be liable to the Partnership. In addition, the Partnership has agreed to advance expenses, subject to certain limitations, incurred by Indemnitees in connection with any Proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the General Partner. In the event an Indemnitee believes it was not properly indemnified by the Partnership as described above, such Indemnitee is entitled to request that the Delaware Court of Chancery adjudicate the matter and the Partnership is required to advance the Indemnitee the fees for such an action.

Award of Phantom Unit Grant to Non-Employee Directors. The Board of the General Partner also approved the grant under the Lehigh Gas Partners LP 2012 Incentive Award Plan (the “Plan”) of phantom units to each of Justin A. Gannon, Gene Edwards and John B. Reilly, III (the “Non-Employee Directors”).

Pursuant to separate Phantom Unit Award Agreements, each of the Non-Employee Directors have been granted, effective November 10, 2014 (the “Grant Date”), an award of phantom units in an amount equal to the Fair Market Value (as defined in the Plan) of $70,000 on the Grant Date. The phantom units awarded to the Non-Employee Directors will fully vest on the first anniversary of the Grant Date based on continuing service to the General Partner. Upon vesting, each phantom unit will entitle the holder to receive a common unit of the Partnership or a cash amount equal to the Fair Market Value of a common unit of the Partnership, as determined at the discretion of the Board, or a duly appointed committee thereof, of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CrossAmerica Partners LP
	By:	CrossAmerica Partners GP LLC
its general partner

Dated: October 24, 2014	By:	/s/ Gérard J. Sonnier
		Name:	Gérard J. Sonnier
		Title:	Corporate Secretary